Exhibit 99.1

Corporate Communications 817-967-1577 mediarelations@aa.com

FOR RELEASE: Friday, July 22, 2016

AMERICAN AIRLINES GROUP REPORTS

SECOND QUARTER PROFIT

FORT WORTH, Texas – American Airlines Group Inc. (NASDAQ: AAL) today reported its second quarter 2016 results. The Company’s second quarter highlights include:

•	Second quarter 2016 pre-tax profit of $1.5 billion, or $1.6 billion excluding special charges, and net profit of $950 million, or $1.0 billion excluding special charges

•	Second quarter 2016 earnings per diluted share was $1.68 versus $2.41 for the same period last year. Second quarter adjusted[1] earnings per diluted share was $2.81 versus $2.62 for the second quarter 2015

•	Returned more than $1.7 billion to stockholders through share repurchases and dividends

•	On July 12, the Company announced new agreements with its AAdvantage® credit card partners, Citi, Barclaycard US and MasterCard which are expected to add $200 million in pre-tax income in the second half of 2016, $550 million in 2017, and $800 million in 2018, with continued modest improvement in pre-tax income each year beyond, in each case as compared to results expected under the prior credit card arrangements

•	On July 18, the Company reached an agreement with Airbus to defer delivery of the 22 A350 XWB aircraft it has on order, providing more widebody fleet flexibility and reducing 2017 and 2018 capital expenditures

The Company reported a Generally Accepted Accounting Principles (GAAP) net profit of $950 million, or $1.68 per diluted share. This compares to a GAAP net profit of $1.7 billion in the second quarter 2015, or $2.41 per diluted share. As a result of the reversal of the valuation allowance on the Company’s deferred tax assets as of December 31, 2015, the Company’s 2016 results include a $543 million provision for income taxes at an effective rate of approximately 38 percent, of which $541 million is non-cash due to net operating loss utilization. There was no tax provision for federal income taxes recorded in 2015.

[1]	Adjusted earnings exclude non-cash income tax provision and special charges where noted. See the accompanying notes in the Financial Tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.

American Airlines Group Reports Second Quarter Results

July 22, 2016

The impact of the year-over-year change in non-cash income tax expense is removed by comparing pre-tax income. The Company reported GAAP pre-tax income in the second quarter of $1.5 billion, and pre-tax income excluding special charges of $1.6 billion. These are the second highest second quarter pre-tax earnings in Company history, behind only the $1.7 billion GAAP and $1.9 billion excluding special charges, reported in the second quarter of 2015. Adjusted earnings per diluted share was a record $2.81, up 7 percent from $2.62 per diluted share in the second quarter of 2015.

“These strong second-quarter results are the result of the hard work by our people to improve every aspect of our airline. The more than 100,000 team members of American Airlines are doing an outstanding job of taking care of our customers,” said Doug Parker, Chairman and CEO. “In addition, our recently announced AAdvantage credit card agreements show that the world’s largest airline network is a powerful draw for both our business partners and our customers.”

Second Quarter 2016 Highlights

	GAAP		Non-GAAP
	2Q16	2Q15	2Q16	2Q15
Total operating revenues ($ mil)	$10,363	$10,827	$10,363	$10,827
Total operating expenses ($ mil)	8,612	8,906	8,547	8,752

Operating income	1,751	1,921	1,816	2,075

Pre-tax income ($ mil)	1,493	1,719	1,594	1,862
Pre-tax margin	14.4%	15.9%	15.4%	17.2%

Net income ($ mil)	950	1,704	1,001	1,854

Fully diluted earnings per share	$1.68	$2.41	$1.77	$2.62
Adjusted earnings per diluted share [1]	—	—	$2.81	$2.62

Revenue and Cost Comparisons

Second quarter 2016 revenue was hurt by competitive capacity growth, continued global macroeconomic softness and foreign currency weakness. Total revenue in the second quarter was $10.4 billion, a decrease of 4.3 percent versus the second quarter of 2015 on a 1.9 percent increase in total available seat miles (ASMs). Consolidated passenger revenue per ASM (PRASM) was 12.71 cents, down 6.3 percent versus the second quarter of 2015. Consolidated passenger yield was 15.42 cents, down 5.3 percent year-over-year.

Total operating expenses in the second quarter were $8.6 billion, a decrease of 3.3 percent compared to the second quarter 2015 due primarily to a 24.9 percent decrease in consolidated fuel expense. The Company’s second quarter operating expenses include a $98 million accrual related to the Company’s profit sharing program, which took effect in 2016.

Second quarter mainline cost per available seat mile (CASM) was 11.32 cents, down 4.6 percent on a 1.2 percent increase in mainline ASMs versus the second quarter 2015. Excluding fuel and special charges, mainline CASM was 9.12 cents, up 4.0 percent. Regional CASM was 18.78 cents, down 9.8 percent versus the second quarter 2015 on an 8.0 percent increase in regional ASMs. Excluding fuel and special charges, regional CASM was 15.29 cents, down 4.6 percent.

American Airlines Group Reports Second Quarter Results

July 22, 2016

Fleet

As part of the Company’s fleet renewal program, the Company invested $1.2 billion in new aircraft during the second quarter, including 14 new mainline aircraft and 14 new regional aircraft, while removing 31 aircraft from the fleet.

On July 18, the Company reached an agreement with Airbus to defer delivery of the 22 A350 XWB aircraft it has on order. Under the new schedule, the Company expects to take delivery of its first A350 aircraft in late 2018, instead of the spring of 2017 as previously expected. The Company now expects to take delivery of these A350 aircraft from 2018 through 2022, with an average deferral of 26 months. This change reduces the Company’s planned capital expenditures for 2017 and 2018 and provides capacity flexibility.

Capital Return Program

As of June 30, 2016, the Company had approximately $9.5 billion in total available liquidity, consisting of unrestricted cash and short-term investments of $7.1 billion and $2.4 billion in undrawn revolver capacity. The Company also had a restricted cash position of $640 million.

The Company returned more than $1.7 billion to its stockholders in the second quarter through the payment of $58 million in quarterly dividends and the repurchase of $1.7 billion of common stock, or 50.2 million shares, at an average price of $33.55 per share. The Company has returned approximately $8.4 billion to stockholders through share repurchases and dividends since it began its capital return program in mid-2014.

Shares repurchased under the buyback programs may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades or accelerated share repurchase transactions. Any such repurchases will be made from time to time subject to market and economic conditions, applicable legal requirements and other relevant factors. The programs do not obligate the Company to repurchase any specific number of shares or continue a dividend for any fixed period, and may be suspended at any time at the Company’s discretion.

The Company also declared a dividend of $0.10 per share to be paid on August 19, 2016, to stockholders of record as of August 5, 2016.

American Airlines Group Reports Second Quarter Results

July 22, 2016

Notable Accomplishments

Finance, Marketing, and Network Accomplishments

•	On July 7, the U.S. Department of Transportation (DOT) tentatively awarded American the authority for five daily flights to José Martí International Airport in Havana, Cuba, including four from Miami and one from Charlotte. Service is expected to begin in November. In addition, on June 10 the DOT awarded American the right to operate scheduled service between Miami and five cities in Cuba – Camaguey, Cienfuegos, Holguin, Santa Clara and Varadero. Service to those cities is expected to begin in September and will represent American’s first-ever scheduled flights to Cuba

•	The Company completed several financing transactions during the quarter, including the issuance of a new $1 billion 7-year term loan secured by the Company’s mainline spare parts, $844 million in special facility revenue refunding bonds related to the John F. Kennedy International Airport (JFK) which refinanced existing outstanding JFK bonds that carried a higher interest rate. In addition, the Company issued the $829 million 2016-2 Enhanced Equipment Trust Certificates consisting of both AA and A tranches. This transaction was then augmented in early July with a $227 million B tranche

•	The AAdvantage® program was named Best Elite Program in the Americas by the Freddie Awards

•	American Airlines Cargo was named Cargo Airline of the Year for the second year in a row, and Best Cargo Airline of the Americas for the ninth year in a row, in voting sponsored by Air Cargo News

•	On June 23, American launched nonstop service between Los Angeles and Auckland, New Zealand with the Boeing 787-8

Integration Accomplishments

•	American has now made Flagship University in Fort Worth the single training location for all of American’s 25,000 flight attendants

•	The Fleet Service team became the first uniformed work group to have a common uniform on May 1

•	Forty mainline aircraft were painted in the new livery, bringing the total to 76 percent of our combined mainline fleet

Community Relations Accomplishments

•	American announced a multi-year, multi-million dollar commitment to Stand Up To Cancer

•	On May 26, the first American Airlines Charity Golf Tournament raised more than $225,000 for three Dallas/Fort Worth-based charities, including the Bush Institute’s Military Service Initiative, Komen Dallas County and American Airlines Education Foundation

•	American’s Regional Community Relations Council at Tech Ops – Tulsa pledged $50,000 to Tulsa Public Schools for professional Science, Technology, Engineering and Math development for teachers as part of the Support Our Schools campaign

•	The American Airlines Education Foundation awarded more than $750,000 in scholarships to 287 children of employees. Each recipient received a $2,500 scholarship, and first-generation college students received an additional one-time award of $1,000. This fall, these students will study at 177 universities across 39 states, Puerto Rico and Washington, D.C.

American Airlines Group Reports Second Quarter Results

July 22, 2016

Special Items

In the second quarter, the Company recognized $101 million in net special charges before the effect of income taxes, including:

•	Operating special charges totaled a net charge of $65 million, which principally included $115 million of merger integration expenses, offset in part by a $56 million net credit principally consisting of fair value adjustments for bankruptcy settlement obligations

•	Nonoperating special charges of $36 million related principally to non-cash write offs of unamortized bond discounts and issuance costs in connection with a bond refinancing

Conference Call / Webcast Details

The Company will conduct a live audio webcast of its earnings call today at 7:30 a.m. CDT, which will be available to the public on a listen-only basis at aa.com/investorrelations. An archive of the webcast will be available on the website through Aug. 22.

Investor Guidance

For financial forecasting detail, please refer to the Company’s investor relations update, to be filed with the Securities and Exchange Commission on Form 8-K immediately following its 7:30 a.m. CDT conference call. This filing will be available at aa.com/investorrelations.

About American Airlines Group

American Airlines and American Eagle offer an average of nearly 6,700 flights per day to nearly 350 destinations in more than 50 countries. American has hubs in Charlotte, Chicago, Dallas/Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix, and Washington, D.C. American is a founding member of the oneworld® alliance, whose members serve more than 1,000 destinations with about 14,250 daily flights to over 150 countries. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL. In 2015, its stock joined the S&P 500 index. Connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

Cautionary Statement Regarding Forward-Looking Statements and Information

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not

American Airlines Group Reports Second Quarter Results

July 22, 2016

limited to the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low-cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other postretirement benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental and noise regulation; the impact associated with climate change, including increased regulation to reduce emissions of greenhouse gases; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number

American Airlines Group Reports Second Quarter Results

July 22, 2016

of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements, more stringent duty-time regulations, increased flight hour requirements for commercial airline pilots and other factors that have caused a shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect on the Company’s financial position and liquidity of being party to or involved in litigation; an inability to use net operating losses carried forward from prior taxable years (NOL Carryforwards); any impairment in the amount of the Company’s goodwill and an inability to realize the full value of the Company’s intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase programs or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (especially in Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 1A, Risk Factors) and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.

American Airlines Group Reports Second Quarter Results

July 22, 2016

American Airlines Group Inc.

Condensed Consolidated Statements of Operations

(In millions, except share and per share amounts)

(Unaudited)

	3 Months Ended June 30,		Percent	6 Months Ended June 30,		Percent
	2016	2015	Change	2016	2015	Change
Operating revenues:
Mainline passenger	$7,209	$7,655	(5.8)	$13,773	$14,644	(5.9)
Regional passenger	1,786	1,759	1.6	3,309	3,211	3.1
Cargo	174	194	(10.4)	336	388	(13.6)
Other	1,194	1,219	(2.1)	2,380	2,411	(1.3)

Total operating revenues	10,363	10,827	(4.3)	19,798	20,654	(4.1)

Operating expenses:
Aircraft fuel and related taxes	1,314	1,774	(25.9)	2,343	3,318	(29.4)
Salaries, wages and benefits	2,670	2,364	13.0	5,322	4,737	12.4
Regional expenses:
Fuel	279	349	(20.0)	498	660	(24.5)
Other	1,239	1,208	2.5	2,452	2,359	3.9
Maintenance, materials and repairs	453	502	(9.7)	871	995	(12.5)
Other rent and landing fees	458	451	1.5	879	859	2.4
Aircraft rent	302	316	(4.3)	609	633	(3.8)
Selling expenses	334	350	(4.7)	642	686	(6.4)
Depreciation and amortization	374	340	10.1	729	676	7.8
Special items, net	62	144	(57.3)	161	447	(64.1)
Other	1,127	1,108	1.7	2,205	2,147	2.7

Total operating expenses	8,612	8,906	(3.3)	16,711	17,517	(4.6)

Operating income	1,751	1,921	(8.8)	3,087	3,137	(1.6)

Nonoperating income (expense):
Interest income	16	10	58.8	28	19	47.1
Interest expense, net	(249)	(223)	11.5	(488)	(432)	12.7
Other, net	(25)	11	nm	(17)	(62)	(71.7)

Total nonoperating expense, net	(258)	(202)	28.0	(477)	(475)	0.2

Income before income taxes	1,493	1,719	(13.2)	2,610	2,662	(2.0)

Income tax provision	543	15	nm	960	26	nm

Net income	$950	$1,704	(44.3)	$1,650	$2,636	(37.4)

Earnings per common share:
Basic	$1.69	$2.47		$2.82	$3.81

Diluted	$1.68	$2.41		$2.80	$3.70

Weighted average shares outstanding (in thousands):
Basic	563,000	688,727		584,622	692,571

Diluted	566,040	707,611		588,764	712,270

Note: Percent change may not recalculate due to rounding.

American Airlines Group Reports Second Quarter Results

July 22, 2016

American Airlines Group Inc.

Consolidated Operating Statistics

(Unaudited)

	3 Months Ended June 30,				6 Months Ended June 30,
	2016	2015	Change		2016	2015	Change
Mainline
Revenue passenger miles (millions)	51,927	51,632	0.6%		98,147	96,481	1.7%
Available seat miles (ASM) (millions)	62,670	61,920	1.2%		120,234	117,773	2.1%
Passenger load factor (percent)	82.9	83.4	(0.5	)pts	81.6	81.9	(0.3	)pts
Yield (cents)	13.88	14.83	(6.4)%		14.03	15.18	(7.5)%
Passenger revenue per ASM (cents)	11.50	12.36	(7.0)%		11.46	12.43	(7.9)%

Passenger enplanements (thousands)	37,699	37,823	(0.3)%		72,246	71,774	0.7%
Departures (thousands)	283	285	(0.8)%		555	555	—%
Aircraft at end of period	947	963	(1.7)%		947	963	(1.7)%

Block hours (thousands)	901	903	(0.2)%		1,746	1,736	0.6%
Average stage length (miles)	1,241	1,236	0.4%		1,223	1,216	0.6%
Fuel consumption (gallons in millions)	931	936	(0.5)%		1,786	1,781	0.2%
Average aircraft fuel price including related taxes (dollars per gallon)	1.41	1.90	(25.5)%		1.31	1.86	(29.6)%
Full-time equivalent employees at end of period	103,100	100,700	2.4%		103,100	100,700	2.4%

Operating cost per ASM (cents)	11.32	11.87	(4.6)%		11.45	12.31	(7.0)%
Operating cost per ASM excluding special items (cents)	11.22	11.64	(3.6)%		11.31	11.93	(5.2)%
Operating cost per ASM excluding special items and fuel (cents)	9.12	8.77	4.0%		9.36	9.11	2.7%

Regional (A)
Revenue passenger miles (millions)	6,409	6,189	3.5%		11,959	11,530	3.7%
Available seat miles (millions)	8,081	7,481	8.0%		15,581	14,417	8.1%
Passenger load factor (percent)	79.3	82.7	(3.4	)pts	76.8	80.0	(3.2	)pts
Yield (cents)	27.87	28.42	(1.9)%		27.67	27.85	(0.6)%
Passenger revenue per ASM (cents)	22.10	23.51	(6.0)%		21.24	22.27	(4.6)%

Passenger enplanements (thousands)	14,252	14,377	(0.9)%		26,620	26,619	—%
Aircraft at end of period	600	578	3.8%		600	578	3.8%
Fuel consumption (gallons in millions)	191	182	4.9%		369	350	5.4%
Average aircraft fuel price including related taxes (dollars per gallon)	1.46	1.91	(23.7)%		1.35	1.89	(28.4)%
Full-time equivalent employees at end of period (B)	20,400	19,700	3.6%		20,400	19,700	3.6%

Operating cost per ASM (cents)	18.78	20.82	(9.8)%		18.94	20.94	(9.6)%
Operating cost per ASM excluding special items (cents)	18.75	20.69	(9.4)%		18.88	20.82	(9.3)%
Operating cost per ASM excluding special items and fuel (cents)	15.29	16.02	(4.6)%		15.68	16.24	(3.4)%

Total Mainline & Regional
Revenue passenger miles (millions)	58,336	57,821	0.9%		110,106	108,011	1.9%
Available seat miles (millions)	70,751	69,401	1.9%		135,815	132,190	2.7%
Cargo ton miles (millions)	610	594	2.6%		1,153	1,148	0.5%
Passenger load factor (percent)	82.5	83.3	(0.8	)pts	81.1	81.7	(0.6	)pts
Yield (cents)	15.42	16.28	(5.3)%		15.51	16.53	(6.1)%
Passenger revenue per ASM (cents)	12.71	13.57	(6.3)%		12.58	13.51	(6.9)%
Total revenue per ASM (cents)	14.65	15.60	(6.1)%		14.58	15.62	(6.7)%
Cargo yield per ton mile (cents)	28.48	32.62	(12.7)%		29.09	33.83	(14.0)%

Passenger enplanements (thousands)	51,951	52,200	(0.5)%		98,866	98,393	0.5%
Aircraft at end of period	1,547	1,541	0.4%		1,547	1,541	0.4%
Fuel consumption (gallons in millions)	1,122	1,118	0.4%		2,155	2,131	1.1%
Average aircraft fuel price including related taxes (dollars per gallon)	1.42	1.90	(25.2)%		1.32	1.87	(29.3)%
Full-time equivalent employees at end of period (B)	123,500	120,400	2.6%		123,500	120,400	2.6%

Operating cost per ASM (cents)	12.17	12.83	(5.2)%		12.30	13.25	(7.1)%
Operating cost per ASM excluding special items (cents)	12.08	12.61	(4.2)%		12.18	12.90	(5.6)%
Operating cost per ASM excluding special items and fuel (cents)	9.83	9.55	2.9%		10.09	9.89	2.0%

(A) Regional includes wholly owned regional airline subsidiaries and operating results from capacity purchase carriers.

(B) Regional full-time equivalent employees only include our wholly owned regional airline subsidiaries.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second Quarter Results

July 22, 2016

American Airlines Group Inc.

Consolidated Revenue Statistics by Region

(Unaudited)

	3 Months Ended June 30,				6 Months Ended June 30,
	2016	2015	Change		2016	2015	Change
Domestic—Mainline
Revenue passenger miles (millions)	33,418	33,170	0.7%		63,808	62,755	1.7%
Available seat miles (ASM) (millions)	38,701	38,321	1.0%		75,244	73,993	1.7%
Passenger load factor (percent)	86.3	86.6	(0.3	)pts	84.8	84.8	—	pts
Yield (cents)	14.47	15.32	(5.6)%		14.59	15.57	(6.3)%
Passenger revenue per ASM (cents)	12.49	13.26	(5.8)%		12.37	13.21	(6.4)%

Domestic Consolidated—Mainline and
Total Regional (A)
Revenue passenger miles (millions)	39,826	39,359	1.2%		75,767	74,285	2.0%
Available seat miles (ASM) (millions)	46,782	45,802	2.1%		90,825	88,411	2.7%
Passenger load factor (percent)	85.1	85.9	(0.8	)pts	83.4	84.0	(0.6	)pts
Yield (cents)	16.63	17.38	(4.3)%		16.65	17.48	(4.7)%
Passenger revenue per ASM (cents)	14.15	14.94	(5.2)%		13.89	14.69	(5.4)%

Latin America
Revenue passenger miles (millions)	7,421	7,570	(2.0)%		15,476	15,753	(1.8)%
Available seat miles (ASM) (millions)	9,469	9,895	(4.3)%		19,949	20,488	(2.6)%
Passenger load factor (percent)	78.4	76.5	1.9	pts	77.6	76.9	0.7	pts
Yield (cents)	12.65	14.42	(12.3)%		13.24	15.48	(14.5)%
Passenger revenue per ASM (cents)	9.91	11.04	(10.2)%		10.27	11.90	(13.7)%

Atlantic
Revenue passenger miles (millions)	7,879	8,221	(4.2)%		12,680	12,993	(2.4)%
Available seat miles (ASM) (millions)	10,677	10,553	1.2%		17,570	17,321	1.4%
Passenger load factor (percent)	73.8	77.9	(4.1	)pts	72.2	75.0	(2.8	)pts
Yield (cents)	14.34	14.43	(0.6)%		14.39	14.45	(0.4)%
Passenger revenue per ASM (cents)	10.58	11.24	(5.9)%		10.38	10.84	(4.2)%

Pacific
Revenue passenger miles (millions)	3,209	2,671	20.2%		6,183	4,980	24.2%
Available seat miles (ASM) (millions)	3,823	3,151	21.3%		7,471	5,971	25.1%
Passenger load factor (percent)	83.9	84.8	(0.9	)pts	82.8	83.4	(0.6	)pts
Yield (cents)	9.52	11.04	(13.7)%		9.60	11.14	(13.8)%
Passenger revenue per ASM (cents)	7.99	9.35	(14.5)%		7.94	9.29	(14.5)%

Total International
Revenue passenger miles (millions)	18,509	18,462	0.3%		34,339	33,726	1.8%
Available seat miles (ASM) (millions)	23,969	23,599	1.6%		44,990	43,780	2.8%
Passenger load factor (percent)	77.2	78.2	(1.0	)pts	76.3	77.0	(0.7	)pts
Yield (cents)	12.83	13.94	(8.0)%		13.01	14.44	(9.9)%
Passenger revenue per ASM (cents)	9.90	10.90	(9.2)%		9.93	11.12	(10.8)%

(A) Revenue statistics for all Regional flying are included herein.

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second Quarter Results

July 22, 2016

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

American Airlines Group Inc. (the “Company”) is providing the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline and regional CASM excluding fuel is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control. Management uses mainline and regional CASM excluding special items and fuel to evaluate the Company’s operating performance.

	3 Months Ended June 30,		Percent Change	6 Months Ended June 30,		Percent Change
Reconciliation of Pre-Tax Income Excluding Special Items	2016	2015		2016	2015
	(in millions, except per share amounts)			(in millions, except per share amounts)
Pre-tax income as reported	$1,493	$1,719		$2,610	$2,662
Pre-tax special items:
Special items, net (1)	62	144		161	447
Regional operating special items, net	3	10		8	18
Nonoperating special items, net (2)	36	(11)		36	(19)

Total pre-tax special items	101	143		205	446

Pre-tax income excluding special items	$1,594	$1,862	-14%	$2,815	$3,108	-9%

Calculation of Pre-Tax Margin
Pre-tax income as reported	$1,493	$1,719		$2,610	$2,662

Total operating revenues as reported	$10,363	$10,827		$19,798	$20,654

Pre-tax margin	14.4%	15.9%		13.2%	12.9%

Calculation of Pre-Tax Margin Excluding Special Items
Pre-tax income excluding special items	$1,594	$1,862		$2,815	$3,108

Total operating revenues as reported	$10,363	$10,827		$19,798	$20,654

Pre-tax margin excluding special items	15.4%	17.2%		14.2%	15.0%

Reconciliation of Net Income Excluding Special Items
Net income as reported	$950	$1,704		$1,650	$2,636
Special items:
Total pre-tax special items	101	143		205	446
Income tax special items	—	7		—	16
Net tax effect of special items	(50)	—		(89)	—

Net income excluding special items	$1,001	$1,854	-46%	$1,766	$3,098	-43%

Reconciliation of Net Income Excluding Special Items and Non-Cash Income Tax Provision (3)
Net income as reported	$950	$1,704		$1,650	$2,636
Total pre-tax special items	101	143		205	446
Total non-cash income tax provision	541	7		954	16

Net income excluding special items and non-cash income tax provision	$1,592	$1,854	-14%	$2,809	$3,098	-9%

Reconciliation of Basic and Diluted Earnings Per Share Excluding Special Items
Net income excluding special items	$1,001	$1,854		$1,766	$3,098

Shares used for computation (in thousands):
Basic	563,000	688,727		584,622	692,571

Diluted	566,040	707,611		588,764	712,270

Earnings per share excluding special items:
Basic	$1.78	$2.69		$3.02	$4.47

Diluted	$1.77	$2.62		$3.00	$4.35

Reconciliation of Basic and Diluted Earnings Per Share Excluding Special Items and Non-Cash Income Tax Provision (3)
Net income excluding special items and non-cash income tax provision	$1,592	$1,854		$2,809	$3,098

Shares used for computation (in thousands):
Basic	563,000	688,727		584,622	692,571

Diluted	566,040	707,611		588,764	712,270

Adjusted earnings per share (excludes special items and non-cash income tax provision):
Basic	$2.83	$2.69		$4.81	$4.47

Diluted	$2.81	$2.62		$4.77	$4.35

American Airlines Group Reports Second Quarter Results

July 22, 2016

Reconciliation of Operating Income Excluding Special Items	3 Months Ended June 30,		6 Months Ended June 30,
	2016	2015	2016	2015
	(in millions)		(in millions)
Operating income as reported	$1,751	$1,921	$3,087	$3,137

Special items:
Special items, net	62	144	161	447
Regional operating special items, net	3	10	8	18

Operating income excluding special items	$1,816	$2,075	$3,256	$3,602

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel—Mainline only	3 Months Ended June 30,		6 Months Ended June 30,
	2016	2015	2016	2015
	(in millions)		(in millions)
Total operating expenses as reported	$8,612	$8,906	$16,711	$17,517
Less regional expenses as reported:
Fuel	(279)	(349)	(498)	(660)
Other	(1,239)	(1,208)	(2,452)	(2,359)

Total mainline operating expenses as reported	7,094	7,349	13,761	14,498

Special items, net (1)	(62)	(144)	(161)	(447)

Mainline operating expenses, excluding special items	7,032	7,205	13,600	14,051

Aircraft fuel and related taxes	(1,314)	(1,774)	(2,343)	(3,318)

Mainline operating expenses, excluding special items and fuel	$5,718	$5,431	$11,257	$10,733

	(in cents)		(in cents)
Mainline operating expenses per ASM as reported	11.32	11.87	11.45	12.31

Special items, net per ASM (1)	(0.10)	(0.23)	(0.13)	(0.38)

Mainline operating expenses per ASM, excluding special items	11.22	11.64	11.31	11.93

Aircraft fuel and related taxes per ASM	(2.10)	(2.86)	(1.95)	(2.82)

Mainline operating expenses per ASM, excluding special items and fuel	9.12	8.77	9.36	9.11

Note: Amounts may not recalculate due to rounding.

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel—Regional only	3 Months Ended June 30,		6 Months Ended June 30,
	2016	2015	2016	2015
	(in millions)		(in millions)
Total regional operating expenses as reported	$1,518	$1,557	$2,950	$3,019

Regional operating special items, net	(3)	(10)	(8)	(18)

Regional operating expenses, excluding special items	1,515	1,547	2,942	3,001

Aircraft fuel and related taxes	(279)	(349)	(498)	(660)

Regional operating expenses, excluding special items and fuel	$1,236	$1,198	$2,444	$2,341

	(in cents)		(in cents)
Regional operating expenses per ASM as reported	18.78	20.82	18.94	20.94

Regional operating special items, net per ASM	(0.03)	(0.13)	(0.05)	(0.12)

Regional operating expenses per ASM, excluding special items	18.75	20.69	18.88	20.82

Aircraft fuel and related taxes per ASM	(3.46)	(4.66)	(3.20)	(4.58)

Regional operating expenses per ASM, excluding special items and fuel	15.29	16.02	15.68	16.24

Note: Amounts may not recalculate due to rounding.

American Airlines Group Reports Second Quarter Results

July 22, 2016

Reconciliation of Operating Cost per ASM Excluding Special Items and Fuel—Total Mainline and Regional	3 Months Ended June 30,		6 Months Ended June 30,
	2016	2015	2016	2015
	(in millions)		(in millions)
Total operating expenses as reported	$8,612	$8,906	$16,711	$17,517

Special items:
Special items, net (1)	(62)	(144)	(161)	(447)
Regional operating special items, net	(3)	(10)	(8)	(18)

Total operating expenses, excluding special items	8,547	8,752	16,542	17,052

Fuel:
Aircraft fuel and related taxes - mainline	(1,314)	(1,774)	(2,343)	(3,318)
Aircraft fuel and related taxes - regional	(279)	(349)	(498)	(660)

Total operating expenses, excluding special items and fuel	$6,954	$6,629	$13,701	$13,074

	(in cents)		(in cents)
Total operating expenses per ASM as reported	12.17	12.83	12.30	13.25

Special items per ASM:
Special items, net (1)	(0.09)	(0.21)	(0.12)	(0.34)
Regional operating special items, net	—	(0.01)	(0.01)	(0.01)

Total operating expenses per ASM, excluding special items	12.08	12.61	12.18	12.90

Fuel per ASM:
Aircraft fuel and related taxes - mainline	(1.86)	(2.56)	(1.73)	(2.51)
Aircraft fuel and related taxes - regional	(0.39)	(0.50)	(0.37)	(0.50)

Total operating expenses per ASM, excluding special items and fuel	9.83	9.55	10.09	9.89

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

(1)

The 2016 second quarter mainline operating special items totaled a net charge of $62 million, which principally included $112 million of merger integration expenses, offset in part by a $56 million net credit for bankruptcy related items principally consisting of fair value adjustments for bankruptcy settlement obligations. The 2016 six month period mainline operating special items totaled a net charge of $161 million, which principally included $242 million of merger integration expenses, offset in part by a $61 million net credit for bankruptcy related items principally consisting of fair value adjustments for bankruptcy settlement obligations. For the 2016 second quarter and six month period, merger integration expenses included costs related to information technology, alignment of labor union contracts, fleet restructuring, re-branding of aircraft, airport facilities and uniforms, professional fees, severance, as well as relocation and training.

The 2015 second quarter mainline operating special items totaled a net charge of $144 million, which principally included $224 million of merger integration expenses, offset in part by a $68 million net credit for bankruptcy related items principally consisting of fair value adjustments for bankruptcy settlement obligations. The 2015 six month period mainline operating special items totaled a net charge of $447 million, which principally included $543 million of merger integration expenses, offset in part by a $73 million net credit for bankruptcy related items principally consisting of fair value adjustments for bankruptcy settlement obligations. For the 2015 second quarter and six month period, merger integration expenses included costs related to alignment of labor union contracts, fleet restructuring, information technology, professional fees, severance, re-branding of aircraft, airport facilities and uniforms, relocation and training, as well as share-based compensation.

(2)

In connection with a bond refinancing, the Company recorded a $36 million nonoperating special charge in the 2016 second quarter and six month period related to non-cash write offs of unamortized bond discounts and issuance costs as well as payments of redemption premiums and fees.

(3)

As a result of the Company’s profitability and the reversal of the valuation allowance on its deferred tax assets at December 31, 2015, the Company was required to recognize a $543 million and $960 million provision for income taxes in the 2016 second quarter and six month period, respectively, on a Generally Accepted Accounting Principles basis. Of these amounts, $541 million and $954 million in the 2016 second quarter and six month period, respectively, was non-cash due to the utilization of net operating losses (NOLs). For periods prior to 2016, the Company recognized a nominal tax provision for certain states and international jurisdictions where NOLs were limited or not available to be used. Accordingly, amounts reported in the 2016 second quarter and six month period for income tax provision and net income are not comparable to the respective 2015 periods. Therefore, the Company is presenting net income and earnings per share excluding special items and non-cash income tax provision in order to provide more meaningful period-over-period comparisons.

American Airlines Group Reports Second Quarter Results

July 22, 2016

American Airlines Group Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 30, 2016	December 31, 2015
Assets

Current assets
Cash	$446	$390
Short-term investments	6,672	5,864
Restricted cash and short-term investments	640	695
Accounts receivable, net	1,593	1,425
Aircraft fuel, spare parts and supplies, net	999	863
Prepaid expenses and other	834	748

Total current assets	11,184	9,985

Operating property and equipment
Flight equipment	35,553	33,185
Ground property and equipment	6,726	6,402
Equipment purchase deposits	1,136	1,067

Total property and equipment, at cost	43,415	40,654
Less accumulated depreciation and amortization	(13,804)	(13,144)

Total property and equipment, net	29,611	27,510

Other assets
Goodwill	4,091	4,091
Intangibles, net	2,213	2,249
Deferred tax asset	1,965	2,477
Other assets	1,987	2,103

Total other assets	10,256	10,920

Total assets	$51,051	$48,415

Liabilities and Stockholders’ Equity

Current liabilities
Current maturities of long-term debt and capital leases	$1,715	$2,231
Accounts payable	1,944	1,563
Accrued salaries and wages	1,327	1,205
Air traffic liability	4,984	3,747
Loyalty program liability	2,511	2,525
Other accrued liabilities	2,436	2,334

Total current liabilities	14,917	13,605

Noncurrent liabilities
Long-term debt and capital leases, net of current maturities	21,131	18,330
Pension and postretirement benefits	7,426	7,450
Deferred gains and credits, net	590	667
Other liabilities	2,675	2,728

Total noncurrent liabilities	31,822	29,175

Stockholders’ equity
Common stock	5	6
Additional paid-in capital	8,351	11,591
Accumulated other comprehensive loss	(4,763)	(4,732)
Retained earnings (deficit)	719	(1,230)

Total stockholders’ equity	4,312	5,635

Total liabilities and stockholders’ equity	$51,051	$48,415